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                                                          EXHIBIT 23




CONSENT OF INDEPENDENT AUDITORS'
--------------------------------


We consent to the incorporation by reference in Registration Statement Nos. 33-72788 and 33-38077 of U.S.B. Holding Co., Inc. on Forms S-3 of our report dated January 26,1996, incorporated by reference in this Annual Report on Form 10-K of U.S.B. Holding Co., Inc. for the year ended December 31, 1995.



Deloitte & Touche LLP
Stamford, Connecticut
March 27, 1996